ATTENTION: THIS OPTION GRANT AND 1995 STOCK OPTION AND AWARD PLAN ARE SUBJECT TO SHAREHOLDER APPROVAL AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS (SCHEDULED FOR AUGUST 1995). IF APPROVAL IS NOT RECEIVED, THIS OPTION WILL AUTOMATICALLY TERMINATE, EFFECTIVE AS OF THE DATE OF THE ANNUAL MEETING.


                              SIERRA ON-LINE, INC.
                        1995 STOCK OPTION AND AWARD PLAN

                              SECTION 1.  PURPOSE

         The purpose of the Sierra On-Line, Inc. 1995 STOCK OPTION AND AWARD PLAN (the "Plan") is to enhance the long-term profitability and stockholder value of Sierra On-Line, Inc., a Delaware corporation (the "Company"), by offering incentives and rewards to those employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) who are key to the Company's growth and success, and to encourage them to continue to provide services to the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

                            SECTION 2.  DEFINITIONS

         For purposes of the Plan, the following terms shall be defined as set forth below:

2.1      AWARD

         "Award" means an award or grant made to a Participant pursuant to the Plan, including, without limitation, awards or grants of Options, Stock Awards or any combination of the foregoing.

2.2      BOARD

         "Board" means the Board of Directors of the Company.

2.3      CAUSE

         "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4      CODE

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5      COMMITTEE

         "Committee" means the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan.

2.6      COMMON STOCK

         "Common Stock" means the common stock, par value $.01 per share, of the Company.

2.7      CORPORATE TRANSACTION

         "Corporate Transaction" means any of the following events:

         (a) approval by the holders of the Common Stock of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the

Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger has substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                 (b) approval by the holders of the Common Stock of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary of the Company; and

                 (c) approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

2.8      DISABILITY

         "Disability" means "disability" as that term is defined for purposes of Section 22(e)(3) of the Code.

2.9      EARLY RETIREMENT

         "Early Retirement" means retirement as that term is defined by the Committee from time to time for purposes of the Plan.

2.10     EXCHANGE ACT

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.11     FAIR MARKET VALUE

         "Fair Market Value" means the closing price for the Common Stock as reported by the NASDAQ National Market on the Grant Date.

2.12     GOOD REASON

         "Good Reason" means the occurrence of any of the following events or conditions:

                 (a) A change in the Holder's status, title, position or responsibilities (including reporting responsibilities) that, in the Holder's reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder's employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason;

                 (b)      A reduction in the Holder's annual base salary;

                 (c) The Company's requiring the Holder (without the Holder's consent) to be based at any place outside a 35- mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Company's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

                 (d) The Company's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction (or as in effect following the Corporate Transaction, if greater);

                 (e) Any material breach by the Company of any provision of the Plan; or

                 (f) Any purported termination of the Holder's employment or service for Cause by the Company that does not comply with the terms of the Plan.

2.13     GRANT DATE

         "Grant Date" means the date designated in a resolution of the Committee as the date an Award is granted. If the Committee does not designate a Grant Date in the resolution, the Grant Date shall be the date the Committee adopted the resolution.

2.14     HOLDER

         "Holder" means the Participant to whom an Award is granted, or the personal representative of a Holder who has died.

2.15     INCENTIVE STOCK OPTION

         "Incentive Stock Option" means an option to purchase Common Stock granted under Section 7 of the Plan with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

2.16     NONQUALIFIED STOCK OPTION

         "Nonqualified Stock Option" means an option to purchase Common Stock granted under Section 7 of the Plan other than an Incentive Stock Option or under Section 9 of the Plan with respect to grants to Directors.

2.17     OPTION

         "Option" means the right to purchase Common Stock granted under
Section 7 of the Plan.

2.18     PARTICIPANT

         "Participant" means an individual who is a Holder of an Award or, as the context may require, any employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary who has been designated by the Committee as eligible to participate in the Plan.

2.19     RESTRICTED STOCK

         "Restricted Stock" means shares of Common Stock granted under Section 10 of the Plan the rights of ownership of which are subject to restrictions prescribed by the Committee.

2.20     RETIREMENT

         "Retirement" means retirement as of the individual's normal retirement date under the Company's Profit Sharing Plan or other similar successor plan applicable to salaried employees.

2.21     STOCK AWARD

         "Stock Award" means an Award granted under Section 10 of the Plan.

2.22     SUBSIDIARY

         "Subsidiary," except as expressly provided otherwise, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Committee, and any entity that may become a direct or indirect parent of the Company.

                           SECTION 3.  ADMINISTRATION

3.1      COMMITTEE

         The Plan shall be administered by the Compensation Committee or such other committee designated by the Board consisting of one or more members of, the Board. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. The composition of any committee responsible for administering the Plan with respect to officers and directors of the Company who are subject to Section 16 of the Exchange Act with respect to securities of the Company shall comply with the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, or any successor provision.

3.2      ADMINISTRATION AND INTERPRETATION BY THE COMMITTEE

         Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Committee shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Committee's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Committee pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Committee may delegate administrative duties to such of the Company's officers as it so determines.

                     SECTION 4.  STOCK SUBJECT TO THE PLAN

4.1      AUTHORIZED NUMBER OF SHARES

         Subject to adjustment from time to time as provided in Section 13.1, the aggregate amount of Common Stock to be delivered upon the exercise of all Awards granted under this Plan shall not exceed 2,000,000 shares of Common Stock. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2      LIMITATIONS

         (a)     Subject to adjustments from time to time as provided in
Section 13 of the Plan, not more than an aggregate of 650,000 shares shall be available for issuance pursuant to grants of Stock Awards under the Plan.

         (b)     Subject to adjustments from time to time as provided in
Section 13 of the Plan, not more than 200,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate over the term of the Plan, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from limitation on deductibility of compensation under Section 162(m) of the Code.

         (c)     Subject to adjustments from time to time as provided in
Section 9.7 of the Plan, not more than an aggregate of 300,000 shares of Common Stock shall be available for issuance upon exercise of Options granted to Directors under Section 9.

4.3      REUSE OF SHARES

         Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares), including, without limitation, in connection with the cancellation of an Award and the grant of a replacement Award, shall again be available for issuance in connection with future grants of Awards under the Plan.

                            SECTION 5.  ELIGIBILITY

         Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Committee from time to time selects; provided, however that Directors who are not also employees of the Company shall be eligible to receive Awards only under Section 9 of the Plan. Awards may also be granted under the Plan to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

                               SECTION 6.  AWARDS

         The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Restricted Stock Awards. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company.

                         SECTION 7.  AWARDS OF OPTIONS

7.1      GRANT OF OPTIONS

         The Committee is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2      OPTION EXERCISE PRICE

         The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options.

7.3      TERM OF OPTIONS

         The term of each Option shall be as established by the Committee or, if not so established, shall be 10 years from the Grant Date.

7.4      EXERCISE OF OPTIONS

         The Committee shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the Option, the Option will become exercisable according to the following schedule, which may be waived or modified by the Committee at any time:

             PERIOD OF HOLDER'S
          CONTINUOUS EMPLOYMENT OR
         SERVICE WITH THE COMPANY OR
          ITS SUBSIDIARIES FROM THE           PERCENT OF TOTAL OPTION
              OPTION GRANT DATE                        THAT
         ---------------------------              IS EXERCISABLE
                                              -----------------------
                after 1 year                           20%
                after 2 years                          40%
                after 3 years                          60%
                after 4 years                          80%
                after 5 years                         100%

         To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. In no case may an Option be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5      PAYMENT OF EXERCISE PRICE

         The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash, except that the Committee may, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Committee may determine, authorize payment in cash and/or one or more of the following alternative forms: (a) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; (b) delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or (c) such other consideration as the Committee may permit.

7.6      POST-TERMINATION EXERCISES

         7.6.1  GENERAL

         The Committee shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Committee at any time.

         7.6.2  NONQUALIFIED STOCK OPTIONS

                 A. TERMINATION UPON RETIREMENT, EARLY RETIREMENT, DEATH OR DISABILITY

         Upon termination of the Holder's employment or services with the Company due to Retirement, Early Retirement at the Company's request, death or Disability, and unless by its terms the Nonqualified Stock Option sooner terminates or expires, the Holder (or, in the case of death, the Holder's personal representative) may exercise for a one year period that portion of the Holder's Nonqualified Stock Option which is exercisable at the time of such termination.

                 B.       TERMINATION FOR CAUSE

         Upon termination of the Holder's employment or services for Cause, the Nonqualified Stock Option shall automatically terminate upon the first notification to the Holder of such termination, unless the Committee determines otherwise.

                 C.       TERMINATION FOR OTHER REASONS

         Upon termination of the Holder's employment or services for any reason other than Retirement, Early Retirement at the Company's request, death, Disability or Cause, and unless by its terms the Nonqualified Stock Option sooner terminates or expires, the Holder may exercise for a three-month period that portion of the Holder's Nonqualified Stock Option which is exercisable at the time of such termination; provided, however, if the Holder is an executive officer or director, the holding period shall be seven months.

         7.6.3  INCENTIVE STOCK OPTIONS

                 A.       TERMINATION UPON DEATH OR DISABILITY

         Upon termination of the Holder's employment or services with the Company due to death or Disability, and unless by its terms the Incentive Stock Option sooner terminates or expires, the Holder may exercise for one-year period that portion of the Holder's Incentive Stock Option which is exercisable at the time of such termination.

                 B.       TERMINATION FOR CAUSE

         Upon termination of the Holder's employment or services for Cause, the Incentive Stock Option shall automatically terminate upon the first notification to the Holder of such termination, unless the Committee determines otherwise.

                 C.       TERMINATION FOR OTHER REASON

         Upon termination of the Holder's employment or services for any reason other than death, Disability or Cause, and unless by its terms the Incentive Stock Option sooner terminates or expires, the Holder (or, in the case of death, the Holder's personal representative) may exercise for a three-month period that portion of the Holder's Incentive Stock Options which is exercisable at the time of such termination.

                 SECTION 8.  INCENTIVE STOCK OPTION LIMITATIONS

         To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1      DOLLAR LIMITATION

         To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2      10% STOCKHOLDERS

         If a Participant owns 10% or more of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. For purposes of determining stock ownership, an employee shall be deemed to own the shares owned by or for his or her siblings, spouse, ancestors and lineal descendants.

8.3      ELIGIBLE EMPLOYEES

         Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4      TERM

         The term of an Incentive Stock Option shall not exceed 10 years.

8.5      EXERCISABILITY

         An Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for any reason other than death or disability or one year after termination of employment or services due to Disability to qualify for Incentive Stock Option tax treatment. We suggest Optionees should consult their personal tax advisors for further information.

8.6      TAXATION OF INCENTIVE STOCK OPTION

         In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the date of grant of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Committee may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

                   SECTION 9.  AWARDS OF OPTIONS TO DIRECTORS

         Notwithstanding any other provision of the Plan to the contrary, grants to Directors who are not also employees of the Company shall be made only pursuant to the following terms and conditions:

9.1      NEW DIRECTOR GRANTS

         Each new member of the Board shall automatically receive a Nonqualified Stock Option to purchase 30,000 Shares of Sierra's Common Stock immediately following his or her initial election or appointment to the Board (each a "New Director Grant"). New Director Grants shall vest 20% a year beginning on the first anniversary of Grant Date until fully vested after five years. All New Director Grants made prior to shareholder approval of the Plan shall each be subject to shareholder approval.

9.2      INITIAL GRANTS

         Each Director shall receive a Nonqualified Stock Option to purchase 9,000 shares of Sierra's Common Stock on the date this Plan is adopted by the Board (the "Initial Grants"). The Initial Grants shall vest 20% per year beginning on the first anniversary of the Grant Date until fully vested after five years. The Initial Grants shall be subject to stockholder approval.

9.3      ANNUAL GRANTS

         Commencing with the 1995 annual meeting of stockholders, each Director shall automatically receive a Nonqualified Stock Option to purchase 9,000 Shares immediately following each year's annual meeting of stockholders (each an "Annual Grant"). Annual Grants shall vest 20% per year until fully vested after five years. All Annual Grants made prior to stockholder approval of the Plan shall be subject to such approval.

9.4      EXERCISE PRICE

         The option exercise price for a Nonqualified Stock Option granted to a Director under the Plan shall be the Fair Market Value of the Common Stock on the Grant Date.

9.5      TERM OF OPTIONS

         The term of each Nonqualified Stock Option granted to a Director shall be 10 years from the Grant Date.

9.6      TIME AND MANNER OF EXERCISE OF OPTIONS

         (a) Any Option may be exercised by giving written notice, signed by the person exercising the Option, to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full for such shares, which payment may be in whole or in part (i) in cash or by check, (ii) in shares of Common Stock already owned for at least six months by the person exercising the Option, valued at fair market value at the time of such exercise, or (iii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to properly deliver to the Company the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

         (b) In the event that an optionee ceases to be a Director of the Company for any reason other than the death of the optionee, the Options granted to such optionee may be exercised by him or her only within seven months after the date such optionee ceases to be a Director of the Company.

         (c) In the event of the death of an optionee, whether during the optionee's service as a Director or during the one year period thereafter, the Options granted to such optionee shall be exercisable, and such Options shall expire unless exercised within twelve months after the date of the optionee's death, by the legal representatives or the estate of such optionee, by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Company or, if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

9.7      ADJUSTMENTS

         The aggregate number and class of Shares for which options may be granted under the Plan, the number and class of Shares covered by each outstanding option and the exercise price per Share thereof (but not the total price) shall all be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event.

         In the event of any adjustment in the number of Shares covered by any option, any fractional Shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full Shares resulting from such adjustment.

                           SECTION 10.  STOCK AWARDS

10.1     GRANT OF STOCK AWARDS

         The Committee is authorized to make Awards of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (whether based on performance standards, periods of service or otherwise), as the Committee shall determine, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Committee shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services.

10.2     ISSUANCE OF SHARES

         Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Committee, the Company shall deliver, as soon as practicable, to the Holder, or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, a stock certificate for the appropriate number of shares of Common Stock.

10.3     WAIVER OF RESTRICTIONS

         Notwithstanding any other provisions of the Plan, the Committee may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

                       SECTION 11.  WITHHOLDING OF TAXES

         The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of any Award. In such instances, the Committee may, in its discretion and subject to the Plan and applicable law, permit the Holder to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock, by transferring shares of Common Stock to the Company in such amounts as are equivalent to the Fair Market Value of the withholding obligation or by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to properly deliver to the Company the correct sale or loan proceeds to pay the exercise price and withholding tax obligation, all in accordance with the regulations of the Federal Reserve Board.

                           SECTION 12.  ASSIGNABILITY

         No Option granted under the Plan may be assigned or transferred by the Holder other than by will or by the laws of descent and distribution, and, during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Rule 16b-3 under the Exchange Act and Section 422 of the Code, the Committee, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death.

                            SECTION 13.  ADJUSTMENTS

13.1     ADJUSTMENT OF SHARES

         In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in the (i) maximum number of and class of securities subject to the Plan as set forth in Section 4.1, (ii) maximum number and class of securities that may be made subject to Awards to any individual Participant as set forth in Section 4.2, and (iii) number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

13.2     CORPORATE TRANSACTION

         Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Option or Stock Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested, except that such acceleration will not occur if in the opinion of the Company's accountants it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the successor corporation or its parent corporation. Any such Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event the Holder's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Company for Cause or by the Holder voluntarily without Good Reason. Notwithstanding the foregoing, no Incentive Stock Option shall become exercisable pursuant to this Section 13.2 without the Holder's consent, if the result would be to cause such Option not to be treated as an Incentive Stock Option (whether by reason of the annual limitation described in Section 8.1 or otherwise).

13.3     FURTHER ADJUSTMENT OF AWARDS

         Without limiting Section 13.2, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards.
Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements, and





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other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

13.4     LIMITATIONS

         The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                 SECTION 14.  AMENDMENT AND TERMINATION OF PLAN

14.1     AMENDMENT OF PLAN

         The Plan may be amended by the stockholders of the Company. The Board may also amend the Plan in such respects as it shall deem advisable; however, to the extent required for compliance with Rule 16b-3 under the Exchange Act,
Section 422 of the Code or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan or that may be issued as Restricted Stock, (b) modify the class of persons eligible to receive Awards, (c) materially increase the benefits accruing to Participants under the Plan, or (d) otherwise require stockholder approval under any applicable law or regulation.

14.2     TERMINATION OF PLAN

         The stockholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the Plan's effective date.

14.3     CONSENT OF HOLDER

         The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, alter or impair any rights or obligations under any Award previously granted under the Plan.

                              SECTION 15.  GENERAL

15.1     NOTIFICATION

         The Committee shall promptly notify a Participant of an Award, and a written grant shall promptly be executed and delivered by or on behalf of the Company.

15.2     CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN AWARDS

         Neither the Plan, participation in the Plan as a Participant nor any action of the Committee taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of the Participant.

15.3     REGISTRATION; CERTIFICATES FOR SHARES

         The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan. The Company may issue certificates





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for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

15.4     NO RIGHTS AS A STOCKHOLDER

         No Option shall entitle the Holder to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Options, free of all applicable restrictions.

15.5     COMPLIANCE WITH LAWS AND REGULATIONS

         It is the Company's intention that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act, and, if any Plan provision is later found not to be in compliance with such Rule, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

15.6     NO TRUST OR FUND

         The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

15.7     SEVERABILITY

         If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

                          SECTION 16.  EFFECTIVE DATE

         The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's stockholders at any time within 12 months of such adoption or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of the Company's stockholders after adoption of the Plan by the Board.

         Adopted by the Board on March 7, 1995 and approved by the Company's stockholders on __________, 1995.





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